EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the IntercontinentalExchange, Inc. 2013 Omnibus Employee Incentive Plan, the IntercontinentalExchange, Inc. 2013 Omnibus Non-Employee Director Incentive Plan, the IntercontinentalExchange Inc. 2009 Omnibus Incentive Plan, the IntercontinentalExchange, Inc. 2005 Equity Incentive Plan, the IntercontinentalExchange, Inc. 2004 Restricted Stock Plan, the IntercontinentalExchange, Inc. 2003 Restricted Stock Deferral Plan for Outside Directors, the IntercontinentalExchange, Inc. 2000 Stock Option Plan, the IntercontinentalExchange, Inc. Amended and Restated 1999 Stock Option/Stock Issuance Plan, the NYSE Euronext Omnibus Incentive Plan, the NYSE Euronext 2006 Stock Incentive Plan, the Archipelago Holdings, L.L.C. 2003 Long-Term Incentive Plan, and the Archipelago Holdings 2004 Stock Incentive Plan of Intercontinental Exchange, Inc. of our reports dated February 6, 2013, with respect to the consolidated financial statements and schedule of IntercontinentalExchange, Inc. and the effectiveness of internal control over financial reporting of IntercontinentalExchange, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia

November 13, 2013